Exhibit 99.1

CONTACT:

Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS FISCAL 2012 SECOND QUARTER FINANCIAL RESULTS

— TV Measurement Revenues Increase 63 Percent;

Significant Expansion of Media General Relationship Helps Bring Local TV Station Clients to 99 —

— Begins Measuring Box-Office in Mainland China —

PORTLAND, OR (November 3, 2011) – Rentrak Corporation (NASDAQ: RENT), a leader in multi-screen media measurement serving the advertising, television and entertainment industries, today announced financial results for its second fiscal quarter ended September 30, 2011.

Consolidated revenues were $21.9 million for the second quarter of fiscal 2012, compared with $24.1 million for last year’s second quarter, reflecting a decline in the company’s Pay Per Transaction (PPT) business, resulting from fewer retail stores being serviced and a 20 percent decline in the number of theatrical rental titles made available during the quarter compared with the prior year period, as well as Warner Brothers’ decision to release its video content in the retail channel before offering it to the rental market.

Revenues in the company’s Advanced Media Information (AMI) division rose 17 percent for the fiscal 2012 second quarter and now represent 42 percent of Rentrak’s consolidated revenues, up from 33 percent last year.

($ in millions)	2Q FY12	2Q FY11	Percent Change
AMI revenue	$9.3	$7.9	17%
TV Essentials™	$2.0	$1.2	63%
Box Office Essentials™	$5.2	$4.4	17%
OnDemand Essentials™*	$2.1	$2.3	-9%

Home Entertainment revenue	$12.6	$16.2	-22%

*	Excluding a previously disclosed large custom project completed last year and Flo TV, which was a client in the year-ago period but is no longer in business, OnDemand Essentials revenue would have grown.

“Increasingly, the advertising, television and entertainment industries are recognizing the power of our census-like measurement capabilities and the ability of our TV ratings database currency to provide them with the competitive edge they require to grow their businesses,” said Bill Livek, Rentrak’s Chief Executive Officer. “I am very proud of the product and sales progress we’ve made in our information businesses this quarter. Our gold-standard Box Office currency business is successfully expanding its international footprint. Our Video on Demand currency business is helping change the on-demand industry through our transparency initiatives designed to help VOD attract more ad dollars for this highly targeted platform. The growth trajectory in our television business is accelerating as we attract new local stations, TV networks and advertising agency clients, while continuously building a strong pipeline of new clients. We grew our local TV station count by 24 percent during the quarter and significantly expanded our relationships with three station groups to include a large number of their total stations. Our Home Entertainment’s DRS business is helping improve our margin profile with double-digit revenue growth.”

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Revenues in the company’s Home Entertainment business declined 22 percent for the second quarter of fiscal 2012 from the year-ago period to $12.6 million, related to a 13 percent decline in the number of retail customers and the 20 percent decline in the number of theatrical rental titles made available during the quarter compared with last year. However, the company’s higher margin direct revenue sharing information business (DRS) grew 13 percent versus the prior year quarter, excluding the company’s acquisition of Media Salvation in January. The company’s Home Entertainment business generated gross margin of 37 percent for the fiscal 2012 second quarter, compared with 33 percent last year. Rentrak said it now expects revenues in its Home Entertainment business to decline 15-20 percent for the current fiscal year, after which the rate of decline is expected to return to 8-12 percent. The company made this temporary adjustment because of Warner Brothers’ continued strategy of emphasizing retail sales instead of the rental market, which has hindered Rentrak’s ability to provide Warner titles to its customers at the same time the movies are available in retail stores for purchase.

“Our PPT business suffered this quarter, primarily due to movie studios shifting content from the September quarter to later in our fiscal year,” continued Livek. “In fact, there was a 20 percent decline in the number of theatrical rental titles made available during the period compared with last year, and we don’t expect this trend to reverse itself until at least our fourth fiscal quarter. Additionally, Warner Brothers’ recent decision to release its video content in the retail channel before offering it to the rental market will have a negative impact on our PPT business for the remainder of the current fiscal year. We continue to believe that the brick and mortar segment of the market will remain viable, especially with Blockbuster under new ownership.”

Rentrak’s gross margin was 47 percent of consolidated revenues for the fiscal 2012 second quarter, compared with 46 percent for the same period last year. However, gross margin dollars declined slightly to $10.4 million from $11.0 million for last year's second quarter as the result of declines in the company’s Home Entertainment revenues as well as higher fixed costs associated with obtaining TV input measurement data. AMI generated gross margin of 61 percent for the fiscal 2012 second quarter, compared with 71 percent one year ago. The reduction in AMI gross margin related to higher fixed costs associated with obtaining input data for the company’s TV measurement business.

Operating expenses for the fiscal 2012 second quarter totaled $10.7 million, or 49 percent of consolidated revenues, versus $10.8 million, or 45 percent of consolidated revenues, for the fiscal 2011 second quarter.

Consolidated operating loss for the second quarter of fiscal 2012 was $383,000, which included $140,000 of acquisition expense and $525,000 of stock-based compensation expense. Operating income for the second quarter of last year was $241,000, which included $491,000 of acquisition expense and $1.7 million of stock-based compensation expense.

Operating income in the company’s AMI segment for the fiscal 2012 second quarter was $831,000, or 9.0 percent of AMI revenues, compared with $858,000, or 10.8 percent of AMI revenues, for last year’s second quarter. Home Entertainment operating income for the fiscal 2012 second quarter totaled $2.6 million, or 20.8 percent of Home Entertainment revenues, versus $3.4 million, or 21.2 percent, of Home Entertainment revenues, last year. Segment operating income is presented before the allocation of corporate overhead expenses.

Net loss was $261,000, or $0.02 per share, for the fiscal 2012 second quarter, compared with net income of $408,000, or $0.04 per diluted share, for the same quarter last year. Excluding the acquisition and stock-based compensation costs mentioned above, net income for the fiscal 2012 second quarter would have been $128,000, or $0.01 per diluted share, compared with $2.3 million, or $0.21 per diluted share, for the second quarter of fiscal 2011. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Adjusted EBITDA for the fiscal 2012 second quarter amounted to $1.2 million, compared with $2.9 million last year. The decrease in adjusted EBITDA resulted primarily from higher costs associated with sales force expansion, database licensing and integration and product development, compared with the prior year period. Excluding the acquisition costs already mentioned for both periods, adjusted EBITDA would have been $1.4 million for the fiscal 2012 second quarter, compared with $3.4 million for the fiscal 2011 second quarter. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak recorded a tax benefit of $17,000 for the second quarter of fiscal 2012 compared with a tax provision of $66,000 for the prior year period. The change in tax was primarily due to the reversal of a tax contingency and lower operating results in the fiscal 2012 second quarter compared with last year.

The company generated $3.2 million and $3.4 million in cash from operating activities for the second quarter and first six months of fiscal 2012, respectively, compared with $2.9 million and $6.7 million for the second quarter and first six months of fiscal 2011, respectively.

During the fiscal 2012 second quarter, Rentrak purchased 222,431 shares of its common stock at an average price of $13.08 per share under the company’s $5.0 million share repurchase program authorized in May 2011. The total purchase price was $2.9 million and $658,000 currently remains available for purchase under the program.

Rentrak’s cash, cash equivalents and marketable securities balance was $23.2 million at September 30, 2011, versus $26.4 million at March 31, 2011, primarily reflecting $4.3 million in stock repurchases.

Rentrak announced several recent developments including:

•	Growing its local TV measurement service to nearly 100 local TV station clients across 27 station groups in 24 local TV markets, up 24% from last quarter.

•	Substantially expanded its relationship with Media General to 13 local stations. Rentrak now counts 70 percent of Media General’s 18 stations as clients.

•	Significantly expanded its relationship with Gray Television to include five additional local stations. Rentrak now counts nearly 33 percent of Gray’s 36 stations as clients.

•	Signed new agreements with two Intermountain West Communications local stations and three Weigel Broadcasting stations.

•	Renewed its agreement with two Fisher Communications stations in Bakersfield, California while adding an ABC affiliate in Seattle.

•

Enhancing its TV Essentials™ client base through the addition of an enterprise-wide agreement with Aegis Group, whose media agency Carat represents an additional top-15 agency client for Rentrak. The company also expanded its TV Essentials™ relationship with top-10 agency OMD to include the use of Polk’s Automotive and Ad Occurrence information with Rentrak’s national audience measurement service.

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

•

Growing its national TV measurement client base through the addition of Shorts International, for its Shorts HD™ television network, and Music Choice, while renewing its agreement with the NFL Network. Rentrak now has 39 TV network clients across 22 network groups.

•

Fully integrating its local and national TV database ratings systems with Polk's auto consumer purchase behavior information to help television advertisers better identify appropriate advertising opportunities based on specific automotive campaign goals.

•	Integrating StationView Essentials™ TV ratings data into a broad range of Harris media software solutions to assist mutual clients with the buying and selling of TV advertising.

•	Combining its TV Essentials™ service with Bluefin Lab’s social media conversation mapping to assist advertisers in determining where to best deploy their TV advertising dollars.

•	Adding to its OnDemand Essentials™ business through the addition of new clients ReelzChannel and Vivendi Entertainment.

•

Growing the international footprint of its Box Office Essentials™ business through the addition of the Portugal market, the expansion of its management team in Russia and the commencement of collecting movie information in Mainland China.

Conference Call

Rentrak will hold a conference call at 5:00 p.m. (ET)/2:00 p.m. (PT) today to discuss its fiscal 2012 second quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 877-941-0843 from the U.S. or Canada, or 480-629-9866 from international locations, conference ID 4479998. An audio replay of the conference call will be available through midnight November 10, 2011 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4479998. This call is being webcast and can be accessed at Rentrak’s Web site at www.rentrak.com, where it will be archived through November 3, 2012.

About Rentrak Corporation

Rentrak Corporation is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, multi-screen television, and home video, Rentrak has developed more efficient metrics to be used as the database currency for the evaluation and selling of media. Rentrak is headquartered in Portland, Oregon, with additional U.S. and international offices. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, providing customers with a competitive edge that helps them grow their businesses, declining annual rates of revenue in the Home Entertainment business, movie studios shifting content to later periods in the fiscal year, the negative impact of Warner Brothers’ recent decision to release their video content in the retail channel before offering it to the rental market on the company’s PPT business for the remainder of the fiscal year, the impact of the new owners of Blockbuster on the brick and mortar segment of the market, including the company’s retail clients, execution of the company’s business plan, growth in its client base and in the movie and television segments and the growing importance of its database, or census-like, measurement services. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management's beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

affect Rentrak's financial results are described in Rentrak's reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

RENTF

(Financial Tables Follow)

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Rentrak Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2011	2010	2011	2010
Revenue	$21,852	$24,132	$44,260	$48,693
Cost of sales	11,491	13,091	23,639	26,995

Gross margin	10,361	11,041	20,621	21,698
Operating expenses:
Selling and administrative	10,744	10,800	20,758	21,491

Income (loss) from operations	(383)	241	(137)	207
Other income:
Interest income, net	105	111	215	203
Other income	—	122	—	124

	105	233	215	327

Income (loss) before income taxes	(278)	474	78	534
Provision (benefit) for income taxes	(17)	66	(60)	39

Net income (loss)	$(261)	$408	$138	$495

Basic net income (loss) per share	$(0.02)	$0.04	$0.01	$0.05

Diluted net income (loss) per share	$(0.02)	$0.04	$0.01	$0.04

Shares used in per share calculations:
Basic	11,149	10,972	11,257	10,851

Diluted	11,149	11,460	11,423	11,325

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30,	March 31,
	2011	2011
Assets
Current Assets:
Cash and cash equivalents	$1,525	$3,821
Marketable securities	21,702	22,556
Accounts and notes receivable, net of allowances for doubtful accounts of $610 and $645	13,675	16,713
Taxes receivable and prepaid taxes	1,027	1,726
Deferred tax assets	95	152
Other current assets	870	1,091

Total Current Assets	38,894	46,059

Property and equipment, net of accumulated depreciation of $15,249 and $13,750	9,805	8,834
Deferred tax assets	1,050	1,242
Goodwill	5,115	5,222
Other intangible assets, net of accumulated amortization of $1,158 and $724	13,563	14,122
Other assets	723	696

Total Assets	$69,150	$76,175

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,503	$7,223
Accrued liabilities	2,954	3,022
Accrued compensation	3,525	6,144
Deferred revenue	1,429	1,210

Total Current Liabilities	12,411	17,599
Deferred rent, long-term portion	1,034	942
Taxes payable, long-term	1,008	1,261
Note payable	512	—

Total Liabilities	14,965	19,802

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,004 and 11,243	11	11
Capital in excess of par value	52,236	54,358
Accumulated other comprehensive income	326	530
Retained earnings	1,612	1,474

Total Stockholder’ Equity	54,185	56,373

Total Liabilities and Stockholder’ Equity	$69,150	$76,175

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Rentrak Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$138	$495
Adjustments to reconcile net income to net cash flows provided by operating activities:
Tax benefit from stock-based compensation	—	999
Depreciation and amortization	2,136	1,540
Impairment of capitalized software projects	—	8
Stock-based compensation	(209)	3,456
Excess tax benefits from stock-based compensation	—	(941)
Deferred income taxes	243	(122)
Gain on liquidation of investment	—	(104)
Loss (gain) on sale of assets	1	(12)
Realized gain on marketable securities	(12)	(8)
Interest on note payable	12	—
Adjustment to allowance for doubtful accounts	(35)	36
(Increase) decrease in:
Accounts and notes receivable	3,038	3,254
Taxes receivable and prepaid taxes	699	(651)
Other assets	286	(327)
Increase (decrease) in:
Accounts payable	(2,720)	(341)
Taxes payable	(253)	—
Accrued liabilities and compensation	(234)	(774)
Deferred revenue	219	162
Deferred rent	108	32

Net cash provided by operating activities	3,417	6,702

Cash flows from investing activities:
Purchase of marketable securities	(3,000)	(10,782)
Sale or maturity of marketable securities	4,000	3,800
Proceeds on the sale of assets	—	14
Proceeds on the liquidation of investment	—	224
Purchase of property and equipment	(2,506)	(1,967)

Net cash used in investing activities	(1,506)	(8,711)
Cash flows from financing activities:
Proceeds from notes payable	500	—
Issuance of common stock	39	1,031
Excess tax benefits from stock-based compensation	—	941
Repurchase of common stock	(4,341)	—

Net cash provided by (used in) financing activities	(3,802)	1,972
Effect of foreign exchange translation on cash	(405)	133

Increase (decrease) in cash and cash equivalents	(2,296)	96

Cash and cash equivalents:
Beginning of period	3,821	2,435

End of period	$1,525	$2,531

Supplemental information:
Capitalized stock-based compensation	$147	$241
Common stock used to pay for option exercises	306	391

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Rentrak Corporation and Subsidiaries

Information by Segment

(Unaudited)

(In thousands)

		For the Three Months Ended September 30,		For the Six Months Ended September 30,
		2011	2010	2011	2010
AMI	Sales to external customers	$9,256	$7,940	$18,313	$15,929
	Gross margin	$5,657	$5,666	$11,384	$11,399
	Income from operations	$831	$858	$2,623	$1,863

HOME	Sales to external customers	$12,596	$16,192	$25,947	$32,764
ENTERTAINMENT	Gross margin	$4,704	$5,375	$9,237	$10,299
	Income from operations	$2,616	$3,433	$4,960	$6,310

Total	Sales to external customers	$21,852	$24,132	$44,260	$48,693
	Gross margin	$10,361	$11,041	$20,621	$21,698
	Income from operations	$3,447	$4,291	$7,583	$8,173

Note: Prior period amounts are reclassified to reflect the move of Home Entertainment Essentials from AMI into Home Entertainment Division. The segment operating income figures are before corporate overhead.

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2011	2010	2011	2010
Net income (loss)	$(261)	$408	$138	$495
Adjustments:
(Benefit) provision for income taxes	(17)	66	(60)	39
Interest income, net	(105)	(111)	(215)	(203)
Depreciation and amortization	1,077	784	2,136	1,540
Stock-based compensation	525	1,712	(209)	3,456

Adjusted EBITDA	$1,219	$2,859	$1,790	$5,327

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) in our conference calls and discussions with analysts in connection with our reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP financial measures for the three and six month periods ended September 30, 2011 and 2010 is included in the above table. Management of the company believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and the company’s use of stock-based compensation, the company incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Therefore, the company believes that using the measure of Adjusted EBITDA will help provide a better understanding of the company’s underlying financial performance and ability to generate cash flows from operations.

Rentrak Reports Fiscal 2012 Second Quarter Financial Results

November 3, 2011

Rentrak Corporation and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Diluted EPS

(Unaudited)

For the Three Months Ended September 30,
	2011		2010
Diluted EPS, as reported	$(0.02)	Diluted EPS, as reported	$0.04
Acquisitions	0.01	Acquisitions	0.04
Stock-based compensation	0.02	Stock-based compensation	0.13

Total acquisition costs and stock-based compensation	0.03	Total acquisition costs and stock-based compensation	0.17

Diluted EPS, non-GAAP	$0.01	Diluted EPS, non-GAAP	$0.21

For the Six Months Ended September 30,
	2011		2010
Diluted EPS, as reported	$0.01	Diluted EPS, as reported	$0.04
Acquisitions	0.04	Acquisitions	0.07
Stock-based compensation	(0.02)	Stock-based compensation	0.24

Total acquisition costs and stock-based compensation	0.02	Total acquisition costs and stock-based compensation	0.31

Diluted EPS, non-GAAP	$0.03	Diluted EPS, non-GAAP	$0.35

From time to time, Management may refer to “non- GAAP diluted EPS” in our conference calls and discussions with analysts in connection with the company’s reported historical financial results. This financial measure does not represent diluted EPS as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and Non- GAAP financial measures for the three and six month periods ended September 30, 2011 and 2010 is included in the above table. Management of the company believes that acquisition costs and stock- based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. Due to the nature of the company’s equity and stock- based compensation plans and costs associated with acquisitions, the company’s diluted EPS, which includes these items, may not be indicative of its on- going operating performance. Therefore, the company believes that using the measure of “non- GAAP diluted EPS” may help provide a better understanding of the company’s underlying financial performance.